Exhibit 10.37

THIRD AMENDMENT

TO THE

ALBEMARLE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

In accordance with Section 11.1 of the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2005 (the “Plan”), the Plan is hereby amended as follows:

1.	A new Section 3.9 is hereby added to the Plan to read in its entirety as follows:

“Section 3.9	Benefits for Certain Employees in Jordan

(a)	Eligibility

The following employees are eligible to receive the credit provided under Section 3.9(b):

(1)	Ahmad Khalifeh

(2)	Mohammad Sabri

(b)	Credit

A Participant who meets the eligibility requirements of Section 3.9(a), above, will receive a credit under the Plan equal to a percentage of the Participant’s base salary plus bonus as follows: five percent (5%) for each of the first nine (9) years of service, six percent (6%) for each year of service from ten (10) to nineteen (19), and seven percent (7%) for each year of service thereafter. Years of service for purposes of this Section 3.9(b) shall be measured from the Participant’s date of hire to date of termination. This credit shall occur on a per pay period basis.

(c)	Vesting

Any credit a Participant described in Section 3.9(a) receives pursuant to Section 3.9(b) shall be immediately 100% vested.

(d)	Allocation to Accounts

Amounts credited pursuant to this Section 3.9 shall be credited to the Participant’s Retirement/Termination Account A.”

2.	The provisions of this Third Amendment are effective as of March 1, 2010.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed as of this 16th day of April, 2010.

ALBEMARLE CORPORATION

By:	/s/ Darian Rich